EXHIBIT 23.1


          Consent Of Independent Registered Public Accounting Firm
          --------------------------------------------------------

Bravo! Foods International Corp.,
North Palm Beach, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 4, 2005, relating to the consolidated financial statements of Bravo! Foods International Corp., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.


                                       /s/ Lazar Levine & Felix LLP
                                       ----------------------------
                                       Lazar Levine & Felix LLP


New York, New York
August 23, 2005


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